Exhibit 99.1

News Release
Amkor Technology Reports Financial Results for the Fourth Quarter and Full Year 2010
Fourth Quarter 2010
•	Net sales $751 million

•	Gross margin 21%

•	Net income $51 million

•	Earnings per diluted share $0.20
Full Year 2010
•	Net sales $2.94 billion

•	Gross margin 23%

•	Net income $232 million

•	Earnings per diluted share $0.91
CHANDLER, Ariz. — February 9, 2011 — Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor assembly and test services, today announced financial results for the fourth quarter ended December 31, 2010, with net sales of $751 million, net income of $51 million, and earnings per diluted share of $0.20. For the full year 2010, Amkor reported net sales of $2.94 billion, net income of $232 million, and earnings per diluted share of $0.91.
“We delivered record net sales and net income for the full year 2010,” said Ken Joyce, Amkor’s president and chief executive officer. “Strong demand across all of our package families and end markets, particularly in our core markets for wireless communications, gaming and other consumer electronics, drove net sales growth of 35% and a 49% increase in net income. We also reduced our net debt by $79 million and delivered a 24% return on invested capital.”
“During the fourth quarter we saw solid growth in communications, a seasonal decline in gaming and inventory adjustments by some of our customers in the consumer electronics and networking areas,” said Joyce. “The lower business volumes in the quarter, along with unfavorable foreign currency exchange rate movements, reduced our gross margin from the prior quarter.”

Selected financial information for the fourth quarter 2010 is as follows:
•	Net Sales: $751 million, down 5% from $794 million in the prior quarter, and up 12% from $668 million in the fourth quarter of 2009

•	Gross Margin: 21%, compared to 24% in the prior quarter and 26% in the fourth quarter of 2009

•	Net Income: $51 million, down from $78 million in the prior quarter, and down from $88 million in the fourth quarter of 2009

•	Earnings Per Diluted Share: $0.20, down from $0.30 in the prior quarter, and down from $0.33 in the fourth quarter of 2009
Selected financial information for the full year 2010 is as follows:
•	Net Sales: $2.94 billion, up 35% from $2.18 billion in 2009

•	Gross Margin: 23%, compared to 22% in 2009

•	Net Income: $232 million, up 49% from $156 million in 2009

•	Earnings Per Diluted Share: $0.91, up from $0.67 in 2009
“Our fourth quarter earnings per diluted share were adversely impacted by approximately $0.04 as a result of unfavorable foreign currency exchange rate movements and $0.02 for an unanticipated reserve for foreign taxes,” said Joanne Solomon, Amkor’s executive vice president and chief financial officer. “Capital additions were $103 million during the fourth quarter, primarily in support of solid demand for wireless communications.”
Cash and cash equivalents were $405 million, and net debt was $959 million, at December 31, 2010. In January 2011, the company redeemed all $100 million of its 6.25% Convertible Subordinated Notes due 2013. The Notes were converted into 13.4 million shares of Amkor Common Stock and no cash was used for the redemption. As a consequence of this conversion, net debt would have been $859 million.
Selected operating data for the fourth quarter and full year 2010 are included in a section before the financial statements.
Business Outlook
“Looking ahead to the first quarter of 2011, our strong position in gaming is amplifying typical seasonal patterns and we see some carryover of the inventory adjustments that began in the fourth quarter,” said Joyce. “The corresponding decline in utilization is expected to compress our gross margin in the first quarter.”
“As we exit the first quarter, we are anticipating a rebound in customer demand and a year of solid growth driven primarily by strength in wireless communications and consumer electronics,” continued Joyce. “To meet the capacity requirements of our leading customers, we are currently planning capital additions of approximately $500 million for 2011, with spending weighted in the first half of the year to take advantage of the growth opportunities we see in the second quarter and the balance of the year.”

Based upon the currently available information, we have the following expectations for the first quarter of 2011:
•	Net sales of $660 million to $690 million, down 8% to down 12% from the prior quarter

•	Gross margin between 16% and 19%

•	Net income of $10 million to $35 million, or $0.05 to $0.14 per diluted share

•	Capital additions of approximately $135 million for the first quarter, and capital additions of approximately $500 million for the full year

Conference Call Information
Amkor will conduct a conference call on February 9, 2011, at 5:00 p.m. Eastern Daylight Time. This call is being webcast and can be accessed at Amkor’s web site: www.amkor.com. You may also access the call by dialing 877-941-1465. A replay of the call will be made available at Amkor’s web site or by dialing 800-406-7325 (access pass code #4406938). The webcast is also being distributed over Thomson Reuters’ Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through Thomson Reuters’ individual investor center at www.companyboardroom.com or by visiting any of the investor sites in Thomson Reuters’ Individual Investor Network. Institutional investors can access the call via Thomson Reuters’ password-protected event management site, Street Events (www.streetevents.com).
About Amkor
Amkor is a leading provider of semiconductor assembly and test services to semiconductor companies and electronics OEMs. More information on Amkor is available from the company’s SEC filings and on Amkor’s website: www.amkor.com.
Forward-Looking Statement Disclaimer
This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, the following statements made regarding: our position in gaming and its impact on our typical seasonal patterns, some carryover of inventory adjustments into the first quarter, a decline in utilization and its expected impact on our gross margin in the first quarter, the anticipated rebound in customer demand and year of solid growth, expected strength in wireless communications and consumer electronics, the amount and timing of our capital additions in 2011, growth opportunities in the second quarter and the balance of the year, and our current business outlook for the first quarter of 2011, including our expected net sales, gross margin, net income, earnings per diluted share and capital additions. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:
•	the highly unpredictable nature of the semiconductor industry;

•	the effect of the global economy on credit markets, financial institutions, customers, suppliers and consumers;

•	inability to achieve high capacity utilization rates;

•	volatility of consumer demand for products incorporating our semiconductor packages;

•	dependence on key customers;

•	weakness in the forecasts of our customers;

•	customer modification of and follow through with respect to forecasts provided to us;

•	changes in tax rates and taxes as a result of changes in tax law, the jurisdictions in which our income is determined to be earned and taxed, the outcome of tax audits and tax ruling requests, our ability to realize deferred tax assets and the expiration of tax holidays;

•	curtailment of outsourcing by our customers;

•	our substantial indebtedness and restrictive covenants;

•	failure to realize sufficient cash flow to fund capital additions;

•	the effects of a recession or other downturn in the U.S. and other economies worldwide;

•	disruptions or deficiencies in our controls resulting from the implementation of our new enterprise resource planning system;

•	the highly unpredictable nature and costs of litigation and other legal activities and the risk of adverse results of such matters;

•	worldwide economic effects of terrorist attacks, natural disasters and military conflict;

•	our ability to control costs;

•	competitive pricing and declines in average selling prices;

•	timing and volume of orders relative to production capacity;

•	fluctuations in manufacturing yields;

•	competition;

•	dependence on international operations and sales;

•	dependence on raw material and equipment suppliers and changes in raw material and precious metal costs;

•	exchange rate fluctuations;

•	dependence on key personnel;

•	difficulties in managing growth;

•	enforcement of intellectual property rights;

•	environmental and other governmental regulations; and

•	technological challenges.
Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2009 and in the company’s subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.
Contact:
Amkor Technology, Inc., Chandler
Joanne Solomon
Executive Vice President & Chief Financial Officer
480-786-7878
joanne.solomon@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q4 2010	Q3 2010	Q4 2009	2010	2009
Sales Data:
Packaging services (in millions):
Chip scale package	$272	$244	$224	$954	$695
Ball grid array	186	212	142	747	500
Leadframe	176	204	184	761	587
Other packaging	46	52	47	188	152

Packaging services	680	712	597	2,650	1,934
Test services	71	82	71	289	245

Total sales	$751	$794	$668	$2,939	$2,179

Packaging services:
Chip scale package	36%	31%	33%	33%	32%
Ball grid array	25%	27%	21%	25%	23%
Leadframe	24%	26%	28%	26%	27%
Other packaging	6%	6%	7%	6%	7%

Packaging services	91%	90%	89%	90%	89%
Test services	9%	10%	11%	10%	11%

Total sales	100%	100%	100%	100%	100%

Packaged units (in millions):
Chip scale package	590	618	519	2,130	1,652
Ball grid array	61	72	53	228	205
Leadframe	1,579	2,185	1,856	7,466	5,773
Other packaging	4	8	7	24	24

Total packaged units	2,234	2,883	2,435	9,848	7,654

Net sales from top ten customers	57%	55%	55%	54%	53%

Capacity Utilization (Packaging and test utilization separately presented beginning in Q4 2010. Prior periods were recalculated based on current methodology for comparability):
Packaging	78%	85%	87%	82%	76%
Test	74%	87%	74%	78%	67%

End Market Distribution Data (an approximation including representative devices and applications based on a sampling of our largest customers. Prior periods were revised for an expanded sampling methodology and refinement of our classifications):

Communications (cell phones, Ethernet, WiMAX, wireless LAN, Bluetooth)	40%	34%	39%	36%	37%
Consumer (gaming, set top boxes, TV, portable media)	26%	30%	26%	28%	28%
Computing (PCs, servers, displays, hard disk drive, printers, other peripherals)	12%	14%	13%	14%	14%
Networking (infrastructure, routers, network servers)	13%	13%	13%	13%	13%
Other (auto, industrial)	9%	9%	9%	9%	8%

Total	100%	100%	100%	100%	100%

Gross Margin Data:
Net sales	100%	100%	100%	100%	100%
Cost of sales:
Materials	43%	43%	40%	43%	40%
Labor	13%	12%	13%	12%	13%
Other manufacturing	23%	21%	21%	22%	25%

Gross margin	21%	24%	26%	23%	22%

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	2010	2009
	(in millions)
Return on Invested Capital:
Operating income	$374	$225
Income tax (expense) benefit	(19)	30

Net operating profit after tax (NOPAT)	$355	$255

Invested capital:
Average debt	$1,399	$1,464
Plus average equity	507	310
Less average cash	(400)	(410)

Average invested capital	$1,506	$1,364

Return on invested capital (NOPAT / average invested capital)*	24%	19%

	Q4 2010	Q3 2010	Q4 2009	2010	2009
	(in millions, except per share data)
Capital Investment Data:
Property, plant and equipment additions	$103	$171	$69	$505	$198
Net change in related accounts payable and deposits	66	(37)	(7)	(59)	(24)

Purchases of property, plant and equipment	$169	$134	$62	$446	$174

Depreciation and amortization	$87	$83	$75	$324	$306

Free Cash Flow Data:
Net cash provided by operating activities	$176	$176	$106	$543	$262
Less purchases of property, plant and equipment	(169)	(134)	(62)	(446)	(174)

Free cash flow*	$7	$42	$44	$97	$88

Earnings per Share Data:
Net income attributable to Amkor — basic	$51	$78	$88	$232	$156
Adjustment for dilutive securities on net income:
Interest on 2.5% convertible notes due 2011, net of tax	—	—	—	1	2
Interest on 6.25% convertible notes due 2013, net of tax	2	2	2	7	7
Interest on 6.0% convertible notes due 2014, net of tax	4	4	4	16	12

Net income attributable to Amkor — diluted	$57	$84	$94	$256	$177

Weighted average shares outstanding — basic	183	183	183	183	183
Effect of dilutive securities:
Stock options and unvested restricted shares	1	—	—	1	—
2.5% convertible notes due 2011	3	3	3	3	5
6.25% convertible notes due 2013	13	13	13	13	13
6.0% convertible notes due 2014	83	83	83	83	62

Weighted average shares outstanding — diluted	283	282	282	283	263

Net income attributable to Amkor per common share:
Basic	$0.28	$0.42	$0.48	$1.26	$0.85

Diluted	$0.20	$0.30	$0.33	$0.91	$0.67

*	Return on invested capital (“ROIC”) is defined as net operating profit after tax divided by average invested capital (the sum of average debt plus average equity minus average cash). ROIC is not defined by generally accepted accounting principles (“GAAP”). We believe that ROIC is useful information for our investors in evaluating whether our capital investments are generating shareholder value.

We define free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. Free cash flow is not defined by GAAP. However, we believe free cash flow to be relevant and useful information to our investors because it provides them with additional information in assessing our liquidity, capital resources and financial operating results. Our management uses free cash flow in evaluating our liquidity, our ability to service debt and our ability to fund capital additions.

However, these measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, and our definitions of ROIC and free cash flow may not be comparable to similarly titled measures reported by other companies.

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009
	(In thousands, except per share data)

Net sales	$750,609	$667,612	$2,939,483	$2,179,109
Cost of sales	591,266	492,258	2,275,727	1,698,713

Gross profit	159,343	175,354	663,756	480,396

Operating expenses:
Selling, general and administrative	62,037	54,640	242,424	210,626
Research and development	11,097	10,907	47,534	44,453

Total operating expenses	73,134	65,547	289,958	255,079

Operating income	86,209	109,807	373,798	225,317

Other (income) expense:
Interest expense	19,202	23,434	85,595	102,396
Interest expense, related party	3,813	3,813	15,250	13,000
Interest income	(675)	(841)	(2,950)	(2,367)
Foreign currency loss	4,746	1,178	13,756	3,339
Loss (gain) on debt retirement, net	—	570	18,042	(15,088)
Equity in earnings of unconsolidated affiliate	(1,552)	(2,373)	(6,435)	(2,373)
Other income, net	(144)	(36)	(619)	(113)

Total other expense, net	25,390	25,745	122,639	98,794

Income before income taxes	60,819	84,062	251,159	126,523
Income tax expense (benefit)	10,058	(3,820)	19,012	(29,760)

Net income	50,761	87,882	232,147	156,283
Net (income) loss attributable to noncontrolling interests	(157)	104	(176)	(303)

Net income attributable to Amkor	$50,604	$87,986	$231,971	$155,980

Net income attributable to Amkor per common share:
Basic	$0.28	$0.48	$1.26	$0.85

Diluted	$0.20	$0.33	$0.91	$0.67

Shares used in computing per common share amounts:
Basic	183,404	183,134	183,312	183,067
Diluted	282,830	282,495	282,602	263,379

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	December 31,
	2010	2009
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$404,998	$395,406
Restricted cash	17,782	2,679
Accounts receivable:
Trade, net of allowances	392,327	328,252
Other	17,970	18,666
Inventories	191,072	155,185
Other current assets	37,918	32,737

Total current assets	1,062,067	932,925

Property, plant and equipment, net	1,537,226	1,364,630
Intangibles, net	13,524	9,975
Investments	28,215	19,108
Restricted cash	1,945	6,795
Other assets	93,845	99,476

Total assets	$2,736,822	$2,432,909

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$150,081	$88,944
Trade accounts payable	443,333	361,263
Accrued expenses	178,794	155,630

Total current liabilities	772,208	605,837

Long-term debt	964,219	1,095,241
Long-term debt, related party	250,000	250,000
Pension and severance obligations	103,543	83,067
Other non-current liabilities	10,171	9,063

Total liabilities	2,100,141	2,043,208

Equity:
Amkor stockholders’ equity:
Preferred stock	—	—
Common stock, $0.001 par value, 500,000 shares authorized, 183,467 and 183,171 shares issued, and 183,420 and 183,171 shares outstanding, in 2010 and 2009, respectively	183	183
Additional paid-in capital	1,504,927	1,500,246
Accumulated deficit	(890,270)	(1,122,241)
Accumulated other comprehensive income	15,457	5,021
Treasury stock, at cost, 47 shares in 2010	(284)	—

Total Amkor stockholders’ equity	630,013	383,209
Noncontrolling interests in subsidiaries	6,668	6,492

Total equity	636,681	389,701

Total liabilities and equity	$2,736,822	$2,432,909

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Year Ended
	December 31,
	2010	2009
	(In thousands)
Cash flows from operating activities:
Net income	$232,147	$156,283
Depreciation and amortization	323,608	305,510
Loss (gain) on debt retirement, net	10,562	(15,088)
Other operating activities and non-cash items	11,522	(17,595)
Changes in assets and liabilities	(35,244)	(167,385)

Net cash provided by operating activities	542,595	261,725

Cash flows from investing activities:
Purchases of property, plant and equipment	(445,669)	(173,496)
Proceeds from the sale of property, plant and equipment	3,125	3,116
Purchase of equipment leased to unconsolidated affiliate	—	(44,681)
Investment in unconsolidated affiliate	—	(16,735)
Financing lease payment from unconsolidated affiliate	13,384	—
Other investing activities	(15,761)	(9,082)

Net cash used in investing activities	(444,921)	(240,878)

Cash flows from financing activities:
Borrowings under revolving credit facilities	3,261	41,410
Payments under revolving credit facilities	(34,253)	(10,171)
Proceeds from issuance of short-term working capital facility	15,000	15,000
Payments of short-term working capital facility	(15,000)	—
Proceeds from issuance of long-term debt	611,007	100,000
Proceeds from issuance of long-term debt, related party	—	150,000
Payments of long-term debt, net of redemption premiums and discounts	(663,433)	(338,104)
Payments for debt issuance costs	(7,487)	(8,479)
Proceeds from issuance of stock through stock compensation plans	1,048	693

Net cash used in financing activities	(89,857)	(49,651)

Effect of exchange rate fluctuations on cash and cash equivalents	1,775	(106)

Net increase (decrease) in cash and cash equivalents	9,592	(28,910)
Cash and cash equivalents, beginning of period	395,406	424,316

Cash and cash equivalents, end of period	$404,998	$395,406